UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2010

SEACHANGE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report
(Former Name or Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

    On June 1, 2010, SeaChange International, Inc. (“SeaChange”) entered into an amendment (the “Amendment Agreement”) to Mr. Styslinger’s existing Amended and Restated Change-in-Control Severance Agreement, dated as of December 21, 2009, to increase the amount payable to Mr. Styslinger upon a Covered Termination, as defined in the existing agreement, from two times base salary and one times the annual bonus, to three times base salary and one times the annual bonus.

    The full text of the Amendment Agreement is included as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are furnished as part of this report:

Exhibit No.	Description
10.1
Amendment, dated as of June 1, 2010, by and between SeaChange International, Inc. and William C. Styslinger, III to the Amended and Restated Change-in-Control Severance Agreement, dated as of December 21, 2009, by and between SeaChange International, Inc. and William C. Styslinger, III

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ William C. Styslinger, III
William C. Styslinger, III
Chief Executive Officer and Chairman

Dated: June 1, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment, dated as of June 1, 2010, by and between SeaChange International, Inc. and William C. Styslinger, III to the Amended and Restated Change-in-Control Severance Agreement, dated as of December 21, 2009, by and between SeaChange International, Inc. and William C. Styslinger, III